Exhibit 10.20

PROMISSORY NOTE

AMOUNT $50,000.00	DATED January 17, 2008
New York, New York

FOR VALUE RECEIVED, RIVER CAPITAL GROUP, INC., a Delaware corporation (together with its successors and permitted assigns, “Borrower”) promises to pay to the order of The Longview Fund, L.P. (together with his successors and permitted assigns, “Holder”), in lawful money of the United States of America, on or prior to April 16, 2008 (the “Maturity Date”), the principal sum of FIFTY THOUSAND DOLLARS AND N0/100 CENTS ($50,000.00). In addition to the foregoing payment of principal, interest on the outstanding principal balance hereof shall accrue at the interest rate of fifteen percent (15%) per annum (based upon a 365 day year), which interest shall be payable on the Maturity Date. If any payment date hereunder falls on a date which is not a business day in New York, New York, such payment date shall moved to the immediately succeeding business day. The proceeds of the loan evidenced by this Note shall be disbursed to Borrower in accordance with the written instructions of Borrower.

Borrower may prepay the principal and interest outstanding under this Note, at any time, in whole or in part, in each case without penalty or premium of any kind. Any partial prepayment shall be applied first against the then outstanding accrued interest and then against the outstanding principal amount.

Borrower hereby agrees to pay all of Holder’s reasonable costs and expenses (including legal fees and expenses) incurred by Holder in connection with the preparation and negotiation of this Note and all other documents executed and delivered by Borrower in connection with or related to this Note or the indebtedness incurred hereunder.

Presentment and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. Borrower hereby represents, warrants and covenants that this is, and is intended to be, a business purpose loan for all purposes under New York law.

The following events shall constitute an “Event of Default” hereunder: (i) the failure of Borrower to pay any principal or interest when due hereunder, (ii) the failure of any representation and warranty of Borrower hereunder to be true and correct in any material respect, (iii) the breach by the Borrower of any of its covenants or agreements contained herein and such failure continues for five (5) business days after notice thereof by Holder, (iv) Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (v) an involuntary case or other proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereafter in effect.

Upon the occurrence and during the continuance of an Event of Default, Holder may, by notice to the Borrower declare this Note and all other obligations related hereto to be due and payable without presentment, demand or protest of any kind, all of which are hereby waived by Borrower, and Borrower shall pay the same; provided that in the case of any of the Events of Default specified in clauses (iv) and (v) above, without any notice to Borrower or any other act by Holder, this Note and all other such obligations hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, and Borrower shall pay the same. In addition to all of Borrower’s obligations hereunder, Borrower shall be liable for all of Holder’s reasonable costs and expenses incurred in connection with the enforcement of this Note and any other document executed and delivered by Borrower in connection with this Note or the indebtedness incurred by Borrower hereunder. Upon the occurrence and during the continuance of any Event of Default, Holder may, upon written notice to Borrower (i) increase the interest rate to eighteen percent (18%) per annum, which increase shall begin to accrue on the 2nd business day after such notice is delivered to Borrower and shall continue until such Event(s) of Default is/are cured by Borrower or waived by Holder, and (ii) exercise all other remedies available to Holder hereunder, at law or in equity.

In addition to the foregoing, Borrower hereby agrees to indemnify, pay and hold harmless Holder and its affiliates, officers, directors, employees, partners, investment advisors and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding that may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby, including, without limitation, proposed and actual extensions of credit under this Note and the use or intended use of the proceeds hereof, provided however, the foregoing indemnification shall not cover any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements arising from the gross negligence or willful misconduct of Holder.

BORROWER MAY NOT ASSIGN ITS OBLIGATIONS UNDER THIS NOTE AT ANY TIME. HOLDER MAY ASSIGN THIS NOTE AT ANY TIME WITHOUT THE CONSENT OF BORROWER.

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other country or jurisdiction) that would cause the application of the laws of any jurisdiction or country other than the State of New York. Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Borrower hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified U.S. mail, return receipt requested, or by a nationally recognized overnight delivery service, to Borrower at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Borrower:

River Capital Group, Inc.
Suite 312, 7 Reid Street
Hamilton Bermuda, HM11
Attention: Howard Taylor
Facsimile: 441-296-1214

If to Holder:

The Longview Fund, L.P.
c/o Viking Asset Management, LLC
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Attention: Michael Rudolph
Facsimile: 415-981-5301

With a copy to:

c/o Viking Asset Management, LLC
10 Glenville Street, 3rd Floor
Greenwich, Connecticut 06831
Attention: Robert J. Brantman
Facsimile: 646-840-4958

And with a copy to:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661-3693
Attention: Mark D. Wood, Esq.
Facsimile: 312-902-1061

or, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

In the event that any signature to this Note or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of Borrower (or the party on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, Borrower shall be required to deliver an originally executed Note to the Holder. At the request of Holder, Borrower shall promptly re-execute an original form of this Note or any amendment hereto and deliver the same to Holder. Borrower shall not raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Note or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and Borrower forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Note as of the date first written above:

Borrower:

RIVER CAPITAL GROUP, INC.

By:	/s/ Howard Taylor
Name: Howard Taylor
Title: Chief Executive Officer